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                                                                   Exhibit 10.19

                                OPTION AGREEMENT

          THIS OPTION AGREEMENT (the "AGREEMENT") dated as of February 17, 2000 is made by and between NSP Holdings L.L.C., a Delaware limited liability company (the "COMPANY") and David F. Myers, Jr. (the "GRANTEE"), on the other hand.

                              W I T N E S S E T H :

          WHEREAS, the Grantee desires to secure an option (the "OPTION") to purchase 98,797 Class C Common Units of the Company (the "COMMON UNITS" or the "UNITS") and the Company is willing to grant such an option on the terms and subject to the conditions set forth below; and

          WHEREAS, a copy of that certain Limited Liability Company Agreement of the Company, dated as of February 17, 2000 (as amended, modified, supplemented or waived from time to time, the "LLC AGREEMENT") has previously been distributed to the Grantee.

          NOW, THEREFORE, on the basis of the representations, warranties and covenants set forth herein, the parties hereto agree as follows:

          SECTION 1. OPTION OF GRANTEE. The Company hereby grants to the Grantee the irrevocable right and option (the "Option") to subscribe for and purchase from the Company all of the Common Units, at the exercise price of $5.89 per Common Unit payable in full upon exercise of the Option (the "Exercise Price").

          SECTION 2. EXERCISABILITY; OPTION TERM. The Option shall become exercisable upon the execution of this Agreement. The term of the Option shall expire on the tenth anniversary hereof (the "Option Expiration Date").

          SECTION 3.   EXERCISE OF OPTION.

          (a) The Company shall notify Grantee of the occurrence of all liquidity events where it might make economic sense for Grantee to exercise the Option at least twenty days prior to such event. Such notice shall not constitute a recommendation that Grantee exercise the Option and the Company nor any affiliate of the Company shall be responsible for any of the consequences related to Grantee's decision to exercise or not exercise the Option following any such notice. Grantee shall exercise the Option in full within twenty days after receipt of the notice from the Company. If the Option is not exercised in full within twenty days after receipt of such notice, the Option shall be forfeited by Grantee.

          (b) The Option may be exercised by the Grantee by giving written notice to the Company in the manner hereinafter provided specifying their intention to exercise the Option and

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specifying the date (which shall be not less than ten (10) nor more than thirty
(30) business days after the date of such notice) on which the closing hereunder shall occur.

          (c) Each date of a closing hereunder determined pursuant to Subsection (b) above is herein called a "Closing Date." On each Closing Date, the Grantee shall deliver to the Company an amount equal to the Exercise Price multiplied by the number of Units for which the Option is being exercised, in the form of a bank or cashiers' check or wire transfer to an account previously designated by the Company, and the Company shall issue and deliver to the Grantee a certificate or certificates or other evidence of ownership for such Units in the name of the Grantee.

          SECTION 4.   ADJUSTMENTS FOR MERGER, CONSOLIDATION OR LIQUIDATION.
If, during the term of this Agreement, there shall be a merger or consolidation of the Company with or into another entity, or the liquidation of the Company, then, as part of such merger, consolidation or liquidation, lawful provision shall be made so that the Grantee shall thereafter be entitled to receive on exercise of the Option, the number of units, other securities or property of the Company, or of the successor entity resulting from such merger, consolidation or liquidation to which a holder of the Units deliverable on exercise of the Option would have been entitled on such merger, consolidation or liquidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Managers) shall be made in the application of the provisions of the Option with respect to the rights and interests of the Grantee after the merger, consolidation or liquidation so that the provisions of the Option shall be applicable after that event, as near as reasonably may be, in relation to any units, other securities or property deliverable after that event on exercise of the Option.

          SECTION 5. REPRESENTATIONS OF THE GRANTEE. Grantee represents that when he or she exercises his Option you shall be purchasing the Units for his or her own account and not on behalf of others. Grantee understands and acknowledges that federal and state securities laws govern and restrict Grantee's right to offer, sell or otherwise dispose of any Units unless the offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Grantee agrees that he or she shall not offer, sell or otherwise dispose of any Units in any manner which would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or
(b)violate or cause the Company to violate the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations promulgated thereunder or any other state, federal, Canadian or provincial law. Grantee further understands that the certificates for any Units purchased shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

          SECTION 6. NO VIOLATION. This Agreement constitutes a valid and legally binding agreement of the Grantee and neither the execution and delivery of this Agreement nor the consummation by the Grantee of the transactions contemplated hereby will conflict with any judgment, decree, statute or regulation of any governmental authority applicable to the Grantee or

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any contract, commitment, agreement or restriction of any kind to which the
Grantee is a party or by which the Grantee is bound.

          SECTION 7. NOTICES. Unless notification is given as to a different address, all notices hereunder shall be in writing and either delivered in person or mailed by registered mail, return receipt requested, addressed as follows:

          (a)     If to the Company:

                  NSP Holdings LLC
                  2211 York Road, Suite 215
                  Oak Brook, IL 60523
                  Fax: (630) 572-8715

          (b)     If to the Grantee:

                  David F. Myers, Jr.
                  1302 Scott Avenue
                  Winnetka, IL 60093

          SECTION 8. ASSIGNMENT. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties, with the exception that the Grantee may assign his or her interests herein to their immediate lineal descendants upon notice to the Company.

          SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 10. AMENDMENTS. This Agreement may not be in any way modified, amended, terminated, extended or discharged except by a written instrument signed by the Grantee and the Company.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first set forth above.

                                    NSP HOLDINGS L.L.C.

                                    By:  /s/ Robert A. Peterson
                                         -----------------------------------
                                    Name: Robert A. Peterson
                                    Title: President, CEO


                                    GRANTEE:


                                     /s/ David F. Myers, Jr.
                                    ------------------------------------------
                                    David F. Myers, Jr.